                                                                     Exhibit 4.3

                        [FORM OF FACE OF GLOBAL SECURITY]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO GLOBAL IMAGING SYSTEMS, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY OR AFFILIATE THEREOF,
(B) FOR SO

LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO THE REGISTRATION ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.] /1/

----------
/1/ This paragraph should be included only if the Security is a Restricted Security.

                          GLOBAL IMAGING SYSTEMS, INC.
                4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2008

No. A-1
CUSIP: 37934AA D2
Issue Date: May 16, 2003
Principal Amount: $57,500,000.00

          Global Imaging Systems, Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of FIFTY SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($57,500,000.00) on November 15, 2008 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note.

Interest Payment Dates: May 15 and November 15 of each year, commencing on November 15, 2003

Record Dates: May 1 and November 1 of each year, commencing November 1, 2003

          This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                                    GLOBAL IMAGING SYSTEMS, INC.


                                                    By
                                                       -------------------------
                                                       Name:
                                                       Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          The Bank of New York, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

                                                    THE BANK OF NEW YORK,
                                                       as Trustee


                                                    By
                                                       -------------------------
                                                       Name:
                                                       Title:

                         REVERSE SIDE OF GLOBAL SECURITY

                          GLOBAL IMAGING SYSTEMS, INC.
                4% Convertible Senior Subordinated Notes due 2008

     1.   Interest

     The Company promises to pay interest on the principal amount of this Note at the rate of 4% per annum. The Company shall pay interest semiannually on May 1 and November 15 of each year, commencing November 15, 2003. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 16, 2003; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

     2.   Method of Payment

     The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on May 1 or November 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

     3.   Paying Agent, Registrar and Conversion Agent

     Initially, The Bank of New York (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

     4.   Indenture, Limitations

     This Note is one of a duly authorized issue of Securities of the Company and guaranteed by certain subsidiaries of the Company (the "Guarantors"), designated as its 4% Convertible Senior Subordinated Notes due 2008, issued under an Indenture dated as of May 16, 2003 (together with any supplemental indentures thereto, the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of those terms.

     The Notes are senior subordinated obligations of the Company limited to $57,500,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

     5.   Optional Redemption

     The Notes are subject to redemption, at any time on or after May 20, 2006, as a whole or from time to time in part, at the election of the Company. The Redemption Prices (expressed as percentages of the principal amount) are as follows for Notes redeemed during the periods set forth below:

                            Period                              Redemption Price
-------------------------------------------------------------   ----------------
May 20, 2006 through May 14, 2007............................        101.6%
May 15, 2007 through May 14, 2008............................        100.8%
May 15, 2008 and thereafter..................................          100%

in each case together with accrued interest up to but not including the Redemption Date; provided that if the Redemption Date falls after an interest payment record date and on or before an interest payment date, then the interest will be payable to the Holders in whose names the Notes are registered at the close of business on the relevant interest payment record dates.

     No sinking fund is provided for the Notes.

     6.   Notice of Redemption

     Notice of redemption will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest, if any, accrued to, but excluding, the Redemption Date, interest shall cease to accrue on Notes or portions of them called for redemption.

     7.   Purchase of Notes at Option of Holder Upon a Change in Control

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a Change in Control, at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to, but excluding, the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

     8.   Conversion

     A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on November 14, 2008; provided, however, that if the Note is called for redemption or subject to purchase upon a Change in Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date or the Change in Control Purchase Date, as the case may be, for such Note or such earlier date as the Holder presents such Note for redemption or purchase (unless the Company shall default in making the redemption payment or Change in Control Purchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or purchased).

     The initial Conversion Price is $23.892 per share, subject to adjustment under certain circumstances as provided in the Indenture. The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

     To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent and (d) pay any transfer or similar tax, if required. Notes so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Notes or portions thereof called for redemption or subject to purchase upon a Change in Control on a Redemption Date or Change in Control Purchase Date, as the case may be, during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Note then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Note, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

     A Note in respect of which a Holder had delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

     9.   Conversion Arrangement on Call for Redemption

     Any Notes called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Notes at an amount not less than the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders, to convert them into Common Stock of the Company and to make payment for such Notes to the Paying Agent in trust for such Holders.

     10.  Subordination

     The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. The indebtedness evidenced by the Notes ranks pari passu with all other Senior Subordinated Indebtedness of the Company and is, to the extent and in the manner provided in the Indenture, senior in right of payment to all Indebtedness of the Company that is not Senior Indebtedness or Senior Subordinated Indebtedness of the Company. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

     11.  Denominations, Transfer, Exchange

     The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

     12.  Persons Deemed Owners

     The Holder of a Note may be treated as the owner of it for all purposes.

     13.  Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

     14.  Amendment, Supplement and Waiver

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to, among other things, provide for additional Guarantors, make changes in connection with the registration of the Notes and the Guarantees under the Securities Act and the qualification of the Indenture under the Trust Indenture Act, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

     15.  Successor Entity

     When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) be released from those obligations.

     16.  Defaults and Remedies

     Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of any interest or Additional Interest on any Notes; (ii) default in payment of any principal (including, without limitation, any premium, if any) on the Notes when due; (iii) failure by the Company or a Guarantor for 60 days after notice to it to comply with any of its other agreements contained in the Indenture, the Notes or the Guarantees; (iv) the failure of the Company to provide timely notice of a Change in Control; (v) default in the payment of certain indebtedness of the Company, a Guarantor or other Subsidiary, if any, and (vi) the denial or disaffirmation of the Company or any Guarantor that is a Significant Subsidiary, or by any group of Guarantors that together constitute a Significant Subsidiary, of any obligations under any Guarantee or if any Guarantee of a Guarantor that is a Significant Subsidiary, or of any group of Guarantors that together constitute a Significant Subsidiary, shall cease to be in full force and effect and (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any Guarantor that is a Significant Subsidiary, or by any group of Guarantors that together constitute a Significant Subsidiary, or other Subsidiary that is a Significant Subsidiary, or group of Subsidiaries that together constitute a Significant Subsidiary. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

     17.  Registration Rights

     The Holder of this Note is entitled to the benefits of a Registration Rights Agreement.

     18.  Trustee Dealings with the Company

     The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

     19.  No Recourse Against Others

     A director, officer, employee or shareholder, as such, of the Company or of a Guarantor shall not have any liability for any obligations of the Company or of a Guarantor under the Notes, the Indenture or the Guarantees, nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

     20.  Authentication

     This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

     21.  Abbreviations and Definitions

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

     All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

     22.  Indenture To Control; Governing Law; Waiver of Jury Trial

     In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principals of conflicts of law.

          EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS SECURITY OR THE TRANSACTION CONTEMPLATED HEREBY AND THEREBY, RESPECTIVELY.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:

          Global Imaging Systems, Inc.,
          3820 Northdale Boulevard, Suite 200A,
          Tampa, Florida 33624,
          Attention: Raymond Schilling.

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  I or we assign and transfer this Note to


--------------------------------------------------------------------------------
              (Insert assignee's Social Security or Tax I.D.Number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

--------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

                                       Your Signature:

Date:
      ------------------------         -----------------------------------------
                                       (Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:


By:
    --------------------------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                CONVERSION NOTICE

          To convert this Note into Common Stock of the Company, check the box:
[ ]

          To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000):
$
 -------------------------

          If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
             (Insert assignee's Social Security or Tax I.D. Number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

                                       Your Signature:

Date:
      ------------------------         -----------------------------------------
                                       (Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:


By:
    --------------------------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                         SCHEDULE OF EXCHANGES OF NOTES

     The following exchanges, redemptions, repurchases or conversions of a part of this global Note have been made:

PRINCIPAL AMOUNT OF THIS GLOBAL NOTE
  FOLLOWING SUCH DECREASE DATE OF      AUTHORIZED SIGNATORY OF   AMOUNT OF DECREASE IN PRINCIPAL   AMOUNT OF INCREASE IN PRINCIPAL
       EXCHANGE (OR INCREASE)            SECURITIES CUSTODIAN       AMOUNT OF THIS GLOBAL NOTE        AMOUNT OF THIS GLOBAL NOTE
------------------------------------   -----------------------   -------------------------------   -------------------------------
